Exhibit 99.1

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Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2007 RESULTS

Financial Highlights

•	Net new home orders of 337, down 33% from 501 in the third quarter of 2006
•	Homes closed of 416, down 31% from 600 in the third quarter of 2006
•	Backlog of homes sold but not closed at September 30, 2007 of 717, down 31% from 1,040 at September 30, 2006
•	Dollar backlog of homes sold but not closed at September 30, 2007 of $343.3 million, down 34% from $517.8 million at September 30, 2006
•	Consolidated operating revenue from home sales of $182.2 million, down 40% from $303.7 million in the third quarter of 2006
•	Homebuilding gross margin of $22.5 million, down 64% from $62.5 million in the third quarter of 2006
•	Homebuilding gross margin percentage of 12.3%, down 830 basis points from 20.6% in the third quarter of 2006
•	Impairment loss on real estate assets of $59.0 million in the third quarter of 2007
•	Net loss of $60.0 million compared to net income of $10.5 million in the third quarter of 2006

NEWPORT BEACH, CA—November 8, 2007—William Lyon Homes today reported a net loss of $60,012,000 for the three months ended September 30, 2007, compared to net income of $10,502,000 for the comparable period a year ago. Consolidated operating revenue decreased 41% to $182,244,000 for the three months ended September 30, 2007 as compared to $311,248,000 for the comparable period a year ago.

The Company reported a pre-tax loss for the nine months ended September 30, 2007 of $133,294,000 compared to pre-tax income of $110,867,000 for the comparable period a year ago. Consolidated operating revenue decreased 36% to $659,373,000 for the nine months ended September 30, 2007, as compared with $1,026,883,000 for the comparable period a year ago.

Effective on January 1, 2007, the Company made an election in accordance with federal and state regulations to be taxed as an "S" corporation rather than a "C" corporation. Under this election, the Company's taxable income flows through to and is reported on the personal tax returns of its shareholders. The shareholders are responsible for paying the appropriate taxes based on this election. The Company does not pay any federal taxes under this election and is only required to pay certain state taxes, based on a rate of approximately 1.5% of taxable income. As a result of this election, the Company's provision for income taxes for the nine months ended September 30, 2007 included a reduction of deferred tax assets of $31,887,000 due to the elimination of any future tax benefit by the Company from such assets. In addition, unused recognized built-in losses in the amount of $19,414,000 are no longer available to the Company.

Operating revenue for the three months ended September 30, 2006 included $7,540,000 from the sales of land resulting in gross profit of approximately $1,678,000, with no comparable amount in the 2007 period. Operating revenue for the nine months ended September 30, 2007 and 2006 included $27,529,000 and $9,170,000, respectively, from the sales of land resulting in gross profit of approximately $1,908,000 and $540,000, respectively.

The Company incurred impairment losses on real estate assets of $59,001,000 and $146,666,000 for the three and nine months ended September 30, 2007, as compared to $14,025,000 for the three and nine months ended September 30, 2006. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to softening market conditions. Accordingly, the real estate assets were written-down to their estimated fair value.

Net new home orders for the three months ended September 30, 2007 decreased 33% to 337 homes, compared to 501 homes for the three months ended September 30, 2006. The average number of sales locations during the three months ended September 30, 2007 was 57, up 3.6% from 55 during the three months ended September 30, 2006. The Company's number of new home orders per average sales location decreased to 5.9 for the three months ended September 30, 2007, as compared to 9.1 for the three months ended September 30, 2006. Net new home orders for the nine months ended September 30, 2007 were 1,496 homes, down 12% from 1,698 homes for the nine months ended September 30, 2006. The average number of sales locations during the nine months ended September 30, 2007 was 52, up slightly from 51 during the nine months ended September 30, 2006. The Company's number of new home orders per average sales location decreased to 28.8 for the nine months ended September 30, 2007, as compared to 33.3 for the nine months ended September 30, 2006.

The Company's cancellation rate for the three months ended September 30, 2007 was 42%, compared to 39% for the three months ended September 30, 2006. The Company's cancellation rate for the nine months ended September 30, 2007 was 32%, compared to 33% for the nine months ended September 30, 2006.

The number of homes closed in the three months ended September 30, 2007 was 416 homes, down 31% from 600 homes closed in the three months ended September 30, 2006. The number of homes closed for the nine months ended September 30, 2007 was 1,385, down 29% from 1,949 homes closed in the nine months ended September 30, 2006.

At September 30, 2007, the backlog of homes sold but not closed totaled 717 homes, down 31% from 1,040 homes at September 30, 2006. At September 30, 2007, the dollar amount of backlog of homes sold but not closed totaled $343,340,000, down 34% from $517,811,000 at September 30, 2006, and down 13% from $396,667,000 at June 30, 2007.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

In November 2007, the Company took additional actions to reduce its overall cost structure and improve operating efficiencies by reducing its Company-wide headcount by approximately 134 positions, or 25%. Since the beginning of 2007, the Company-wide headcount has been reduced by approximately 226 positions, or 35%. In connection with these reductions, certain operating divisions are being consolidated to centralize operations and achieve additional operating efficiencies. The Company expects these actions to result in annualized cost savings of approximately $12,000,000.

General William Lyon, Chairman and Chief Executive Officer stated "After careful consideration of current market conditions and the Company's overall operating structure, we made some difficult decisions to align our operations to a level consistent with our current and expected future lower levels of volume. We believe that these actions were necessary to protect our financial position".

The Company will hold a conference call on Friday, November 9, 2007 at 11:00 a.m. Pacific Time to discuss the third quarter 2007 earnings results. The dial-in number is (866) 700-6979 (enter passcode number 98235646). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 9, 2007 at 1:00 p.m. Pacific Time through midnight on November 30, 2007. The dial-in number for the replay is (888) 286-8010 (enter passcode number 51469167). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of single-family detached and attached homes in California, Arizona and Nevada and at September 30, 2007 had 60 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company's website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2007			2006
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	375	41	416	564	36	600

Home sales revenue	$166,634	$15,610	$182,244	$290,349	$13,359	$303,708
Cost of sales	(147,463)	(12,304)	(159,767)	(231,817)	(9,420)	(241,237)

Gross margin	$19,171	$3,306	$22,477	$58,532	$3,939	$62,471

Gross margin percentage	11.5%	21.2%	12.3%	20.2%	29.5%	20.6%

Number of homes closed
California	234	41	275	284	36	320
Arizona	90	—	90	144	—	144
Nevada	51	—	51	136	—	136

Total	375	41	416	564	36	600

Average sales price
California	$550,000	$380,700	$524,700	$670,100	$371,100	$636,500
Arizona	249,800	–	249,800	336,500	—	336,500
Nevada	303,100	–	303,100	379,200	—	379,200

Total	$444,400	$380,700	$438,100	$514,800	$371,100	$506,200

Number of net new home orders
California	216	31	247	317	54	371
Arizona	62	—	62	61	—	61
Nevada	28	—	28	69	—	69

Total	306	31	337	447	54	501

Average number of sales locations during period
California	36	5	41	31	6	37
Arizona	5	—	5	6	—	6
Nevada	11	—	11	12	—	12

Total	52	5	57	49	6	55

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2007			2006
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	464	64	528	508	88	596
Arizona	138	—	138	363	—	363
Nevada	51	—	51	81	—	81

Total	653	64	717	952	88	1,040

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$269,582	$24,494	$294,076	$352,832	$37,453	$390,285
Arizona	32,195	—	32,195	99,470	—	99,470
Nevada	17,069	—	17,069	28,056	—	28,056

Total	$318,846	$24,494	$343,340	$480,358	$37,453	$517,811

Lots controlled at end of period
Owned lots
California	4,267	978	5,245	4,586	637	5,223
Arizona	4,587	1,745	6,332	4,189	2,567	6,756
Nevada	3,146	—	3,146	1,362	—	1,362

Total	12,000	2,723	14,723	10,137	3,204	13,341

Optioned lots (1)
California			1,122			3,171
Arizona			2,728			3,442
Nevada			—			1,983

Total			3,850			8,596

Total lots controlled
California			6,367			8,394
Arizona			9,060			10,198
Nevada			3,146			3,345

Total			18,573			21,937

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2007			2006
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	1,229	156	1,385	1,709	240	1,949

Home sales revenue	$565,088	$66,756	$631,844	$909,774	$107,939	$1,017,713
Cost of sales	(487,374)	(50,270)	(537,644)	(709,329)	(75,006)	(784,335)

Gross margin	$77,714	$16,486	$94,200	$200,445	$32,933	$233,378

Gross margin percentage	13.8%	24.7%	14.9%	22.0%	30.5%	22.9%

Number of homes closed
California	738	156	894	962	240	1,202
Arizona	314	—	314	376	—	376
Nevada	177	—	177	371	—	371

Total	1,229	156	1,385	1,709	240	1,949

Average sales price
California	$564,900	$427,900	$541,000	$650,900	$449,700	$610,700
Arizona	281,300	—	281,300	374,600	—	374,600
Nevada	338,100	—	338,100	384,900	—	384,900

Total	$459,800	$427,900	$456,200	$532,300	$449,700	$522,200

Number of net new home orders
California	899	168	1,067	847	220	1,067
Arizona	261	—	261	343	—	343
Nevada	168	—	168	288	—	288

Total	1,328	168	1,496	1,478	220	1,698

Average number of sales locations during period
California	31	6	37	27	6	33
Arizona	5	—	5	6	—	6
Nevada	10	—	10	12	—	12

Total	46	6	52	45	6	51

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating revenue
Home sales	$182,244	$303,708	$631,844	$1,017,713
Lots, land and other sales	—	7,540	27,529	9,170

	182,244	311,248	659,373	1,026,883

Operating costs
Cost of sales—homes	(159,767)	(241,237)	(537,644)	(784,335)
Cost of sales—lots, land and other	(854)	(5,862)	(25,621)	(8,630)
Impairment loss on real estate assets	(59,001)	(14,025)	(146,666)	(14,025)
Sales and marketing	(14,882)	(17,933)	(45,587)	(47,836)
General and administrative	(9,691)	(12,892)	(30,387)	(49,313)
Other	(407)	(803)	(518)	(2,290)

	(244,602)	(292,752)	(786,423)	(906,429)

Equity in income (loss) of unconsolidated joint ventures	316	(221)	(298)	3,398

Minority equity in income of consolidated entities	(764)	(1,340)	(9,982)	(12,878)

Operating (loss) income	(62,806)	16,935	(137,330)	110,974
Financial advisory expenses	—	(42)	—	(3,142)
Other income, net	1,494	874	4,036	3,035

(Loss) income before benefit (provision) for income taxes	(61,312)	17,767	(133,294)	110,867

Benefit (provision) for income taxes
Benefit (provision) for income taxes	1,300	(7,265)	1,713	(43,770)
Reduction of deferred tax assets as a result of election to be taxed as an "S" corporation for income tax purposes effective on January 1, 2007	—	—	(31,887)	—

	1,300	(7,265)	(30,174)	(43,770)

Net (loss) income	$(60,012)	$10,502	$(163,468)	$67,097

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Cash and cash equivalents	$34,456	$38,732
Receivables	38,474	119,491
Real estate inventories
Owned	1,488,538	1,431,753
Not owned	143,920	200,667
Investments in and advances to unconsolidated joint ventures	1,124	3,560
Property and equipment, less accumulated depreciation of $12,955 and $12,465 at September 30, 2007 and December 31, 2006, respectively	16,673	16,828
Deferred loan costs	10,396	11,258
Goodwill	5,896	5,896
Other assets	26,003	50,410

	$1,765,480	$1,878,595

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$49,042	$48,592
Accrued expenses	65,830	111,871
Liabilities from inventories not owned	102,153	131,564
Notes payable	459,663	304,096
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,466	247,218
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	1,224,154	1,143,341

Minority interest in consolidated entities	72,623	109,859

Stockholders' equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at September 30, 2007 and December 31, 2006, respectively	—	—
Additional paid-in capital	48,867	43,213
Retained earnings	419,836	582,182

	468,703	625,395

	$1,765,480	$1,878,595

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2007	2006	2007	2006
Net (loss) income	$(60,012)	$10,502	$(155,787)	$155,052
Net cash (used in) provided by operating activities	$(59,226)	$(19,713)	$(4,023)	$143,987
Interest incurred	$20,034	$21,834	$75,320	$82,178
Adjusted EBITDA (1)	$7,656	$44,808	$102,845	$334,468
Ratio of adjusted EBITDA to interest incurred			1.37x	4.07x

Balance Sheet Data

	September 30,
	2007		2006
Stockholders' equity	$468,703		$614,102
Total debt	1,007,129		885,381

Total book capitalization	$1,475,832		$1,499,483

Ratio of debt to total book capitalization	68.2%		59.0%
Ratio of debt to total book capitalization (net of cash)	67.5%		58.4%

Ratio of debt to LTM Adjusted EBITDA	9.79	x	2.65	x
Ratio of debt to LTM Adjusted EBITDA (net of cash)	9.46	x	2.58	x

(1)

Adjusted EBITDA means net (loss) income plus (i) (benefit) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes and (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company's ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2007	2006	2007	2006
Net (loss) income	$(60,012)	$10,502	$(155,787)	$155,052
(Benefit) provision for income taxes	(1,300)	7,265	35,335	100,883
Interest expense:
Interest incurred	20,034	21,834	75,320	82,178
Interest capitalized	(20,034)	(21,834)	(75,320)	(82,178)
Amortization of capitalized interest in cost of sales	9,664	12,166	47,780	58,171
Non-cash impairment charges	59,001	14,025	172,536	18,625
Depreciation and amortization	619	629	2,527	2,389
Cash distributions of income from unconsolidated joint ventures	—	—	—	2,534
Equity in (income) loss of unconsolidated joint ventures	(316)	221	454	(3,186)

Adjusted EBITDA	$7,656	$44,808	$102,845	$334,468

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2007	2006	2007	2006
Net cash (used in) provided by operating activities	$(59,226)	$(19,713)	$(4,023)	$143,987
Interest expense:
Interest incurred	20,034	21,834	75,320	82,178
Interest capitalized	(20,034)	(21,834)	(75,320)	(82,178)
Amortization of capitalized interest in cost of sales	9,664	12,166	47,780	58,171
State income tax refund from pre-quasi built-in losses	—	—	—	(1,855)
Federal income tax refund from pre-quasi built-in losses	—	—	—	(1,820)
Minority equity in income of consolidated entities	(764)	(1,340)	(14,018)	(33,417)
Net changes in operating assets and liabilities:
Receivables	(7,567)	(2,889)	(7,694)	3,288
Real estate inventories—owned	75,595	39,318	99,662	36,971
Real estate inventories—not owned	(7,399)	—	(95,129)	—
Deferred loan costs	45	(631)	(626)	(1,997)
Other assets	613	906	17,448	11,045
Accounts payable	3,890	13,346	15,294	2,847
Accrued expenses	(7,195)	3,645	44,151	117,248

Adjusted EBITDA	$7,656	$44,808	$102,845	$334,468